Exhibit 2(g)(i)(b)

MANAGEMENT FEE WAIVER AGREEMENT

THIS AGREEMENT, dated as of April 5, 2012, between Private Advisors Alternative Strategies Fund (“Feeder Fund”) and New York Life Investment Management LLC (“Manager”).

WHEREAS, the Manager has been appointed the investment manager of the Feeder Fund pursuant to a Management Agreement between the Feeder Fund, Private Advisors Alternative Strategies Master Fund (“Master Fund”) and the Manager dated April 5, 2012; and

WHEREAS, the Feeder Fund and the Manager desire to enter into the arrangements described herein relating to the management fee of the Feeder Fund;

NOW, THEREFORE, the Feeder Fund and the Manager hereby agree as follows:

1.	The Manager hereby agrees to waive the management fee paid by the Feeder Fund to the Manager so long as the Feeder Fund remains in a “master-feeder” structure, and invests substantially all of its assets, net of reserves maintained for reasonably anticipated expenses, in the Master Fund.

2.	The waiver described in Section 1 above is not subject to recoupment by the Manager.

3.	The Manager understands and intends that the Feeder Fund will rely on this Agreement (1) in preparing and filing amendments to the registration statement for the Feeder Fund on Form N-2 and in filing subsequent registration statements and amendments thereto with the Securities and Exchange Commission, (2) in accruing the Feeder Fund’s expenses for purposes of calculating its net asset value per share, and (3) for certain other purposes, and expressly permits the Feeder Fund to do so.

4.	This Agreement shall terminate upon written notice of termination by the Feeder Fund to the Board of Trustees of the Feeder Fund.

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Exhibit 2(g)(i)(b)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PRIVATE ADVISORS ALTERNATIVE STRATGIES FUND

By:	/s/ Stephen P. Fisher
Stephen P. Fisher
Title:	President

NEW YORK INVESTMENT MANAGEMENT LLC

By:	/s/ Stephen P. Fisher
Title:	Senior Managing Director

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